UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007
______________________________
Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission Fie Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Executive Officers.  On May 21, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc. (the “Company”) approved the payment of bonuses to participants of the Bristow Group Inc. Fiscal Year 2007 Annual Incentive Compensation Plan in which certain key employees of the Company including each of the executive officers listed below (the “Named Executive Officers”), of the Company are eligible to participate. The plan provided for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Earnings per Share, Earnings before Interest, Taxes and Depreciation (“EBITDA”), Return on Capital Employed (“ROCE”), safety measures and a portion related to individual performance, all as defined in the Plan. The amounts paid were derived after reviewing the performance goals in comparison to actual fiscal year 2007 results. The following are the amounts approved for each of the Named Executive Officers:

Name	Bonus Amount
William E. Chiles	$450,328
Perry L. Elders	$317,495
Richard D. Burman	$123,023
Mark B. Duncan	$139,165
Michael R. Suldo	$153,969

Awards Under the 2004 Stock Incentive Plan and the Bristow Group Inc. 2007 Long term Incentive Plan.  The Company has previously adopted the 2004 Stock Incentive Plan (the “2004 Plan”), under which a maximum of 1,000,000 shares of common stock, par value $.01 per share (“Common Stock”) of the Company, or cash equivalents of Common Stock, were provided for awards to officers and key employees. The Board of Directors of the Company approved the Bristow Group Inc 2007 Long Term Incentive Plan in May 2007 subject to approval of the 2007 Plan by stockholders at the Company’s 2007 Annual Meeting of Stockholders (the “2007 Plan”), under which a maximum of 1,200,000 shares of Common Stock of the Company, or cash equivalents of Common Stock, were provided for awards to directors, officers and key employees. Awards granted under either plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards or any combination thereof. On May 21, 2007, but priced and effective on May 24, 2007, the Compensation Committee approved awards of stock options and restricted stock units to each of the named executive officers listed below under the 2004 Plan and 2007 Plan.  These awards of stock options and restricted stock units to the Named Executive Officers are set forth below:

Name	Stock Options	Restricted Stock Units
William E. Chiles	29,000	18,900
Perry L. Elders	20,000	12,500
Richard D. Burman	8,500	5,100
Mark B. Duncan	8,500	5,100
Michael R. Suldo	8,500	5,100

Each of these stock options has a ten-year term, has an exercise price equal to the fair market value (as defined in the 2004 Plan) of the Common Stock on the grant date (May 24, 2007) of $46.45 per share, and gives the Company the right to purchase all or any part of the shares of Common Stock issuable upon exercise of the options by paying to the optionee an amount, in cash or Common Stock, equal to the excess of the fair market value of our Common Stock on the effective date of such purchase over the exercise price per share.  These options will vest in annual installments of one-third each beginning on the first anniversary of the grant date. Each restricted stock unit fully vests on the third or on the fifth anniversary of the date of grant if the “Cumulative Annual Shareholder Return” (as defined in the restricted stock unit agreements) exceeds an annual average of 3% for the applicable period. Of the awards listed above, all of the awards were made under the 2004 Plan except for a portion of the restricted stock units awarded to Mr. Chiles which were awarded under the 2007 Plan subject to stockholder approval of the Plan.

The foregoing description of the Stock Options and Performance Restricted Stock units are qualified in its entirety by the forms of Restricted Stock Unit Award letters and Stock Option Award letters under the 2004 Plan and 2007 Plan attached hereto as Exhibit 10.1, 10.2 10.3 and 10.4, and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number                                                                Description of Exhibit

10.1	Form of Employee Performance Restricted Stock Unit Award Letter under the Bristow Group Inc. 2004 Stock Incentive Plan

10.2	Form of Employee Nonqualified Stock Option Award Letter under the Bristow Group Inc. 2004 Stock Incentive Plan

10.3	Form of Employee Performance Restricted Stock Unit Award Letter under the Bristow Group Inc. 2007 Long Term Incentive Plan

10.4	Form of Employee Nonqualified Stock Option Award Letter under the Bristow Group Inc. 2007 Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2007

BRISTOW GROUP INC.
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary